Exhibit 99.1

Neuronetics Announces Launch of Underwritten Public Offering of Common Stock

MALVERN, PA., February 6, 2025 – Neuronetics, Inc. (NASDAQ: STIM) (the “Company”) today announced that it has commenced an underwritten public offering of its common stock. In connection with the offering, the Company expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All shares in the offering are being offered by the Company.

Canaccord Genuity LLC is acting as sole bookrunner in connection with the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A shelf registration statement relating to the common stock being sold in this offering was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2022, and was declared effective on November 14, 2022. The offering will be made only by means of a prospectus supplement and the accompanying prospectus that form part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus can be obtained from Canaccord Genuity LLC, Attention: Syndication Department, One Post Office Square, Suite 3000, Boston, Massachusetts 02109, or by telephone at (617) 371-3900, or by email at prospectus@cgf.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Neuronetics

Neuronetics, Inc. (“Neuronetics”) believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy (“NeuroStar Therapy”) is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System (the “NeuroStar System”) and associated treatment sessions to customers, Neuronetics operates Greenbrook TMS Inc. (“Greenbrook”) treatment centers across the United States, offering NeuroStar Therapy for the treatment of major depressive disorder (“MDD”) and other mental health disorders.

NeuroStar Therapy is indicated for the treatment of depressive episodes and for decreasing anxiety symptoms for those who may exhibit comorbid anxiety symptoms in adult patients suffering from MDD and who failed to achieve satisfactory improvement from previous antidepressant medication treatment in the current episode. It is also cleared by the U.S. Food and Drug Administration, as an adjunct for adults with obsessive-compulsive disorder and for adolescent patients aged 15 to 21 with MDD. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the proposed public offering of common stock. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: market conditions and the completion of the public offering on the anticipated terms or at all; the effect of the transaction with Greenbrook, on the Company’s business relationships, operating results and business generally; the Company’s ability to execute its business strategy; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s ability to successfully complete the announced restructuring plans; the Company’s reliance on the sale and use of the NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of the Company’s salesforce; the Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s revenue has been concentrated among a small number of customers; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of the NeuroStar System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of the Company’s credit facility; the Company’s ability to successfully roll-out the Company’s Better Me Provider program on the planned timeline; the Company’s self-sustainability and existing cash balances; and the Company’s ability to achieve cash flow break-even in the third quarter of 2025. For a discussion of these and other related risks, please refer to the Company’s recent filings with the SEC, which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its

Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and Greenbrook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com